Exhibit 99.1

Neustar Reports Results for Third Quarter 2012

STERLING, VA., November 5, 2012 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, information services, financial services, retail, media and advertising sectors, today announced results for the quarter ended September 30, 2012 and updated its guidance for full-year 2012.

GAAP Results for Third Quarter 2012 Compared to Third Quarter 2011

•	Revenue increased 38% to $211.2 million

•	Income from continuing operations increased 21% to $45.8 million. Income from continuing operations for the third quarter of 2012 includes $5.2 million of discrete income tax benefits

•	Income from continuing operations per diluted share increased 33% to $0.68

Non-GAAP Results for Third Quarter 2012 Compared to Third Quarter 2011

•

Adjusted net income from continuing operations increased 36% to $60.7 million. Adjusted net income from continuing operations for the third quarter of 2012 includes $5.2 million of discrete income tax benefits

•	Adjusted earnings per diluted share increased 50% to $0.90

“In the third quarter, we continued to execute well on our priorities – working towards the renewal of the NPAC contract, integrating Information Services and capitalizing on the opportunities it brings us, transforming our culture and achieving our financial performance targets,” said Lisa Hook, Neustar’s president and chief executive officer. “With strong year-to-date results and continued progress in implementing our strategic plan, we are well-positioned to achieve both our short-term objectives and our long-term strategic goals.”

Paul Lalljie, Neustar’s chief financial officer added, “We generated solid profits in the third quarter while continuing to invest in the long-term growth of our business. We continue to produce consistently high margins and strong cash flows through our operational efficiencies, which gives us the flexibility to continue to return capital to our shareholders. We are updating our full-year guidance given our results and visibility into our key performance indicators.”

Discussion of Third Quarter Results

Consolidated revenue totaled $211.2 million, a 38% increase from $152.5 million in the third quarter of 2011. In particular:

•	Carrier Services revenue totaled $125.2 million, a 10% increase from $114.2 million in 2011. This increase was due to an $11.1 million increase in NPAC Services revenue;

•	Enterprise Services revenue totaled $43.6 million, a 14% increase from $38.3 million in 2011. This increase was due to higher revenue in both Internet Infrastructure and Registry Services; and

•

Information Services contributed $42.3 million of revenue in the third quarter of 2012. This business segment was created as a result of the TARGUSinfo acquisition completed in the fourth quarter of 2011. Revenue from Information Services was comprised of $24.2 million in Identification Services, $13.1 million in Verification & Analytics Services, and $5.0 million in Local Search & Licensed Data Services.

Total operating expense increased 45% to $136.5 million from $94.4 million in the third quarter of 2011. This $42.1 million increase was driven by the addition of $31.4 million in operating expense from the acquisition of our Information Services business segment. The remaining $10.7 million increase represents growth of 11% in the company’s operating expense. In particular, personnel and personnel-related expense increased $8.9 million due to increased headcount in technology and operations, research and development, and sales and marketing.

For the third quarter of 2012, adjusted net income totaled $60.7 million, including the impact of discrete tax benefits primarily associated with a domestic production activities deduction. Excluding the impact of these discrete tax benefits, our effective tax rate was approximately 38.8%.

Cash, cash equivalents and investments totaled $269.2 million as of September 30, 2012, compared to $235.0 million as of June 30, 2012 and $135.3 million as of December 31, 2011. In the third quarter of 2012, the company purchased approximately 688,000 shares of common stock at an average price of $36.34 per share, for a total purchase price of $25.0 million.

Business Outlook for 2012

The company updated its full-year 2012 guidance, previously provided on July 26, 2012:

•	Revenue range remains unchanged at $825 to $835 million;

•	Adjusted net income to range from $200 to $206 million. Prior adjusted net income guidance was $189 to $197 million; and

•	Adjusted net income per diluted share to range from $2.94 to $3.03. Prior adjusted net income per diluted share range was $2.78 to $2.90

Conference Call

As announced on October 29, 2012, Neustar will conduct an investor conference call to discuss the company’s results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (www.neustar.biz).

The conference call is also accessible via telephone by dialing 866-382-9489 (international callers dial 706-679-4287) and entering PIN 43902736. For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) on Tuesday, November 13, 2012 by dialing 855-859-2056 (international callers dial 404-537-3406) and entering replay PIN 43902736, or by going to the Investor Relations tab of the company’s website (www.neustar.biz).

This press release, the financial tables and other supplemental information, including a reconciliation of segment contribution to the nearest comparable GAAP measure and reconciliations of certain other non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the company’s financial results with investors and analysts, are available on the company’s website under the Investor Relations tab.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, information services, financial services, retail, media and advertising sectors. Neustar applies its advanced, secure technologies in location, identification, and evaluation to help its customers promote and protect their businesses. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company’s expectations, beliefs and business results in the future, such as guidance regarding its 2012 results. The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, general economic conditions in the regions and industries in which the company operates; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company’s operations, modifications to or terminations of its material contracts, its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses the company acquires, increasing competition, market acceptance of its existing services, its ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
	(unaudited)
Revenue:
Carrier Services	$114,155	$125,202	$334,604	$375,922
Enterprise Services	38,342	43,630	111,671	125,204
Information Services	—	42,340	—	116,090

Total revenue	152,497	211,172	446,275	617,216
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	34,194	46,339	96,663	137,364
Sales and marketing	25,069	38,040	76,275	117,466
Research and development	3,746	7,663	11,183	23,483
General and administrative	20,960	20,915	63,124	61,999
Depreciation and amortization	10,486	23,622	29,018	69,041
Restructuring (recoveries) charges	(33)	(32)	387	492

	94,422	136,547	276,650	409,845

Income from operations	58,075	74,625	169,625	207,371
Other (expense) income:
Interest and other expense	(675)	(8,517)	(1,148)	(25,114)
Interest and other income	304	140	1,437	479

Income from continuing operations before income taxes	57,704	66,248	169,914	182,736
Provision for income taxes, continuing operations	19,931	20,495	65,060	64,429

Income from continuing operations	37,773	45,753	104,854	118,307
Income from discontinued operations, net of tax	—	—	37,249	—

Net income	$37,773	$45,753	$142,103	$118,307

Basic net income per common share:
Continuing operations	$0.52	$0.69	$1.42	$1.77
Discontinued operations	—	—	0.51	—

Basic net income per common share	$0.52	$0.69	$1.93	$1.77

Diluted net income per common share:
Continuing operations	$0.51	$0.68	$1.40	$1.74
Discontinued operations	—	—	0.49	—

Diluted net income per common share	$0.51	$0.68	$1.89	$1.74

Weighted average common shares outstanding:
Basic	73,237	66,523	73,658	66,880

Diluted	74,632	67,623	75,079	67,961

NEUSTAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	September 30, 2012
	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122,237	$261,049
Restricted cash	10,251	10,248
Short-term investments	10,545	8,147
Accounts receivable, net	106,274	147,564
Unbilled receivables	5,551	7,213
Notes receivable	2,786	2,860
Prepaid expenses and other current assets	30,166	18,450
Deferred costs	8,174	7,929
Income taxes receivable	38,687	4,093
Deferred tax assets	6,264	5,850

Total current assets	340,935	473,403
Long-term investments	2,506	–
Property and equipment, net	100,102	107,825
Goodwill	573,307	573,307
Intangible assets, net	338,768	301,056
Notes receivable, long-term	3,748	1,601
Deferred costs, long-term	701	651
Other assets, long-term	22,767	19,891

Total assets	$1,382,834	$1,477,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,385	$2,906
Accrued expenses	79,334	69,200
Deferred revenue	41,080	47,595
Note payable	4,856	59,324
Capital lease obligations	3,065	2,294
Accrued restructuring reserve	4,361	741
Other liabilities	5,317	3,241

Total current liabilities	145,398	185,301
Deferred revenue, long-term	10,363	10,115
Note payable, long-term	584,809	526,690
Capital lease obligations, long-term	1,918	817
Deferred tax liability, long-term	121,237	116,526
Other liabilities, long-term	16,475	20,875

Total liabilities	880,200	860,324
Stockholders’ equity:
Common stock	83	86
Additional paid-in capital	436,598	516,349
Treasury stock	(495,790)	(579,224)
Accumulated other comprehensive loss	(758)	(609)
Retained earnings	562,501	680,808

Total stockholders’ equity	502,634	617,410

Total liabilities and stockholders’ equity	$1,382,834	$1,477,734

NEUSTAR, INC.

SEGMENT REVENUE AND CONTRIBUTION

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
	(unaudited)
Revenue: (1)
Carrier Services	$114,155	$125,202	$334,604	$375,922
Enterprise Services	38,342	43,630	111,671	125,204
Information Services	—	42,340	—	116,090

Total revenue	$152,497	$211,172	$446,275	$617,216

Segment contribution:(2)
Carrier Services	$99,302	$109,359	$293,451	$328,243
Enterprise Services	16,551	20,314	47,620	55,911
Information Services	—	24,064	—	59,069

Total segment contribution	$115,853	$153,737	$341,071	$443,223

(1)	Carrier Services:

•	Numbering Services

•	Order Management Services

•	IP Services

Enterprise Services:

•	Internet Infrastructure Services

•	Registry Services

Information Services:

•	Identification Services

•	Verification & Analytics Services

•	Local Search & Licensed Data Services

(2)	Segment contribution excludes certain unallocated costs within the following expense classifications: cost of revenue, sales and marketing, research and development, and general and administrative. In addition, depreciation and amortization and restructuring charges are excluded from segment contribution. Such unallocated costs totaled $57.8 million and $79.1 million for the three months ended September 30, 2011 and 2012, respectively, and totaled $171.4 million and $235.9 million for the nine months ended September 30, 2011 and 2012, respectively.

Reconciliation of Non-GAAP Financial Measures

In this press release and in other public statements, Neustar presents certain non-GAAP financial data. To place these data in an appropriate context, the following is a reconciliation of income from continuing operations to adjusted net income from continuing operations for the three and nine months ended September 30, 2011 and 2012 and the year ending December 31, 2012.

This reconciliation allows investors to appropriately consider each non-GAAP financial measure. These non-GAAP financial measures, however, should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Reconciliation of Income from Continuing Operations to Adjusted Net Income from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ending December 31, 2012 (1)
	2011	2012	2011	2012
	(in thousands, except per share data)
	(unaudited)
Revenue	$152,497	$211,172	$446,275	$617,216	$830,000

Income from continuing operations	$37,773	$45,753	$104,854	$118,307	$154,000
Add: Stock-based compensation	6,460	9,037	18,476	19,987	27,000
Add: Amortization of acquired intangible assets	1,716	12,569	3,955	37,712	50,000
Add: TARGUSinfo acquisition-related costs (2)	1,361	—	2,041	—	—
Add: Adjustment for provision for income taxes (3)	(2,824)	(6,684)	(8,589)	(20,344)	(28,000)

Adjusted net income from continuing operations	$44,486	$60,675	$120,737	$155,662	$203,000

Adjusted net income margin from continuing operations (4)	29%	29%	27%	25%	24%

Adjusted net income from continuing operations per diluted share	$0.60	$0.90	$1.61	$2.29	$2.99

Weighted average diluted common shares outstanding	74,632	67,623	75,079	67,961	68,000

(1)	The amounts expressed in this column are current estimates of the results for the full year as of the date of this press release. This reconciliation is based on the midpoint of the revenue guidance.
(2)	Amounts represent costs incurred by the company in connection with its acquisition of Targus Information Corporation. These costs are not deductible for income tax purposes.
(3)	Adjustment reflects the estimated tax effect of adjustments for stock-based compensation expense and amortization of acquired intangible assets based on the effective tax rate for income from continuing operations for the applicable period.
(4)	Adjusted net income margin is a measure of adjusted net income from continuing operations as a percentage of revenue.

Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Kim Hart (202) 533-2934 Kim.Hart@neustar.biz